ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") dated as of _______________ is by and between Royal Aloha Development Company, a Nevada corporation (the "Company"), and the First Trust of California, National Association (the
"Escrow Agent").

                                    RECITALS

         The Company proposes to offer for sale to the general public in certain states of the United States and in certain provinces in Canada its _____% Eight Year Subordinated Notes (the "Notes") up to an aggregate of $8,500,000, in accordance with the registration provisions of the Securities Act of 1933, as amended, and pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") on file with the Securities and Exchange Commission. In accordance with the terms of the Prospectus contained in the Registration Statement, the Company desires to provide for the escrow of the funds invested in the Notes until the minimum amount, described below, has been received.

         First Trust of California has agreed to act as escrow agent on behalf of the Company on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises the Parties agree as follows:

         1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed as escrow agent in accordance with the terms hereof, and the Escrow Agent agrees to act in such capacity.

         2. Establishment of Escrow Account. The Escrow Agent, as agent for the Company to implement the provisions of this Agreement, has established an escrow fund ("Escrow Fund") which shall contain all checks, drafts, and money orders ("Subscription Payments") and all Subscription Agreements and other related documents ("Subscription Documents") received by the Escrow Agent directly from Purchasers, and Subscription Payments and Subscription Documents received by the Escrow Agent through the Company. Such Subscription Payments and Documents and any income resulting from the investment of such Subscription Payments shall be held, invested, and disbursed pursuant to paragraphs 5, 6, and 7 of this Agreement.

         3. Escrow Fees. The Company hereby agrees to pay the Escrow Agent at the opening of escrow an advance payment for all ordinary services rendered hereunder (the "Escrow Fee") which shall be calculated in accordance with the Escrow Agent's standard rate schedule. The Company further agrees to pay the Escrow Agent reasonable fees, which shall be agreed upon between the Parties, for any services in addition to those provided for herein to the extent that the

Company has expressly requested such extraordinary services and has been made aware of their cost in advance of their performance.

         4. Deposits. The Company shall transmit to the Escrow Agent, within three business days of receipt by the Company, all Subscription Payments and all Subscription Agreements and Subscription Documents received by the Company for the purchase of the Notes from the purchasers thereof ("Subscribers"), including without limitation an IRS form W-8/W-9 for each Subscriber. All Subscription Payments shall be made payable to First Trust of California, National Association as Escrow Agent for Royal Aloha Development Company. Each transmittal of Subscription Payments shall be accompanied by a schedule listing the Subscribers whose funds are being transmitted and the amounts of their investment. The Company shall also provide a signed IRS form W-8/W-9 to the Escrow Agent.

         5. Investment of Funds. All Subscription Payments shall be deposited in a First Bank System Business Money Market account and shall upon clearance earn per diem interest at a rate provided by the First Bank System for such account. Such investments are hereinafter referred to as "Investments."

         6. Holding and Disbursement of Funds and Documents. The Escrow Agent is hereby authorized and directed to hold the Subscription Payments and Subscription Documents in the Escrow Fund during the term of this Agreement and to disburse the Subscription Payments and Subscription Documents and any income resulting from the Investments, or any part thereof, only to persons entitled thereto in accordance with the provisions of this Agreement. The Escrow Agent shall be permitted to commingle the Subscription Payments held in the Escrow Fund, provided upon distribution of the Subscription Payments pursuant to Paragraph 7 hereof, the Escrow Agent shall furnish to the Company a financial accounting, including the disbursements made from the Escrow Fund, the expenses, if any, theretofore charged to the Escrow Fund, and the income earned on the Investments. All Subscription Payments and Subscription Documents deposited with the Escrow Agent shall remain the property of the Subscriber and shall not be subject to any lien or change by the Escrow Agent, or judgment or Creditors' claims against the Company until released to it in the manner hereinafter provided.

         7.       Termination of Escrow; Disbursement of Funds.

                  A. If at any time prior to termination of the escrow,  the sum of $8,500,000 in Subscription Payments has been deposited pursuant to this Agreement, the Escrow Agent shall confirm the receipt of such payments to the Company. The Company shall have sixty (60) days from such confirmation from the Escrow Agent to enter into a binding construction loan agreement (the "Construction Loan") and to certify to the Escrow Agent that the Company has entered the Construction Loan. Following such certification by the Company, and upon written request of the Company, the Escrow Agent shall disburse promptly all

         Subscription Payments and all Subscription Documents to the Company in immediately available funds. The Escrow Agent shall then disburse to each Subscriber by check the amount of interest accrued on the Subscription Payments of such Subscriber. All disbursements by the Escrow Agent to Subscribers pursuant to this Section shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage prepaid, as soon as practicable but not later than the third business day after the disbursement of funds to the Company, at which time this Agreement shall terminate. In the event that the Company is unable to obtain the Construction Loan within (60) days of the confirmation by the Escrow Agent of receipt of $8,500,000 in Subscription Payments, this Escrow Agreement shall terminate and the Escrow Agent shall release all Subscription Payments and Subscription Documents to the Subscribers according to the terms of paragraph 7.B below.

                  B. If within ninety (90) days (or pursuant to any extension by the Company) after the effective date of the Registration Statement the Company and any Broker/Dealer have not deposited at least $4,500,000 in Subscription Payments with the Escrow Agent, the Escrow Agent shall so notify the Company. The Company at its option may extend the offering period and this Agreement for up to two (2) additional ninety (90) day terms. At the end of any such ninety (90) day period, if Subscription Payments of at least $4,500,000 have not been deposited with the Escrow Agent, the Company at its option may terminate this Agreement, and upon written notice of such termination, the Escrow Agent shall release all Subscription Payments and the corresponding Subscription Documents together with all interest accrued on such funds to each Subscriber respectively at the address given by such Subscriber in the Subscription Agreement. All disbursements by the Escrow Agent pursuant to this Section shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage prepaid, as soon as practicable but not later than the third business day after the termination of the escrow. The Escrow Agent shall furnish to the Company an accounting for the refund in full to all Subscribers.

                  C. If after the first ninety (90) days after the effective date of the Registration Statement the Company and any Broker/Dealer has deposited at least $4,500,000 in Subscription Payments with the Escrow Agent, the Escrow Agent shall inform the Company of the amount of Subscription Payments deposited into escrow, and the Company promptly shall inform the Escrow Agent of its decision either (i) to proceed with a distribution of the Subscription Payments deposited in the escrow account in accordance with the terms of Paragraph 7.A above, including distribution of interest to each Subscriber, or (ii) to extend the offering for an additional ninety (90) days. In the event that the Company decides to extend the offering, and at the end of each such extension, the Company shall give notice to the Escrow Agent of its decision to distribute the funds or to further extend the offering time, provided that the Company may not extend the offering time by more than two (2) extensions of ninety (90) days each. If the Company elects to distribute the funds, then the Company shall have 60 days from the end of the applicable ninety (90) day period in which to certify that it has obtained the Construction Loan.

                  D. If the Escrow Agent receives a notice in writing from the Company stating that the Company wishes to withdraw the offering or to terminate the escrow before a minimum of $4,500,000 in Subscription Payments has been deposited with the Escrow Agent, the Escrow Agent shall disburse all funds and documents held in escrow in accordance with the provisions of paragraph 7.B above.

         8. Stop Order; Termination of Escrow. If at any time prior to the termination of this Agreement, the Escrow Agent is advised by the Securities and Exchange Commission that a stop order has been issued by the Securities and Exchange Commission with respect to the Registration Statement, which order has not been rescinded or stayed within 30 days, the Escrow Agent shall thereupon return all Subscription Payments and Documents to the respective Subscribers in accordance with paragraph 7.B above.

         9. Collected Funds. No interest shall accrue on any Subscription Payment and no Subscription Payment shall be disbursed pursuant to Section 7 until such Subscription Payment has been received by the Escrow Agent in immediately available funds.

         10. Liability of Escrow Agent. In performing any duties under the Escrow Agreement, the Escrow Agent shall not be liable to the Company, any Subscriber, or any Party for damages, losses, or expenses, except for gross negligence of willful misconduct on part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any action taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

         11. Fees and Expenses. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the Company requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy, or litigation, and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs, and expenses are paid. The Company promises to pay these sums upon demand. Unless otherwise provided, the Company will pay all of the Escrow Agent's usual charges and the Escrow Agent may deduct such sums from the funds deposited.

         12. Controversies. If any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized the deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which Company agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

         13. Indemnification of Escrow Agent. The Company and its successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

         14. Withholding of Interest. The Company acknowledges that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to Escrow Agent.

         15. Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least (30) days written notice to the Company provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Company shall use its best efforts to obtain a successor escrow agent within thirty (30) days after receiving such notice. If the Company fails to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.

         16. Automatic Succession. Any company into which the Agent may be merged or with which it may consolidated, or any company to whom Agent may transfer a substantial amount of its Global Escrow business, shall be the Successor to the Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding; provided that the combined capital and surplus of such Successor shall not be, immediately following such transaction, substantially less than the combined capital and surplus of the Agent immediately prior to such transaction.

         17. Termination. This Agreement shall terminate upon the completion of the conditions of Section 7.A, 7.B or 7.C hereof, without any notices to any person except as provided in this Agreement, unless earlier terminated pursuant to the terms hereof.

         18.      Miscellaneous.

                  a. Governing Laws. This Agreement is to be construed and interpreted according to California law.

                  b. Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  c. Notices. All instructions, notices and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, delivered by courier, or telecopies as follows:

                  If to the Company:         Royal Aloha Development Company
                                             1505 Dillingham Blvd., Suite 212
                                             Honolulu, Hawaii  96871
                                             Telephone No.: (808) 847-8050
                                             Facsimile No.: (808) 841-5467

         If to the Escrow Agent:   First Trust of California, National
                                   Association Global Escrow Depository Services
                                   One California Street, 4th Floor
                                   San Francisco, California 94111
                                   Telephone No.: (415) 273-4532
                                   Facsimile No.: (415) 273-4593

                  d. Amendments. This Agreement may be amended by written notice signed by the Partnership, except that Section 10 through
         Section 16 may be amended only with the consent of the Escrow Agent. Any notice to be executed by or on behalf of the Company shall be valid if signed by Jack N. Corteway.

         The Company represents and agrees that it has not made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the Securities offered for sale by the Company. The Company further agrees that it will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the
Securities the following statement in bold face type: "First Trust of California, National Association is acting only as an escrow agent in connection with the offering of the Notes described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Notes," and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement, or other document at least 5 business days prior to its distribution to prospective purchasers of the Securities.

                           ROYAL ALOHA DEVELOPMENT
                           COMPANY



                           By:----------------------

                           FIRST TRUST OF CALIFORNIA,
                           NATIONAL ASSOCIATION GLOBAL
                           ESCROW DEPOSITORY SERVICES



                           By:----------------------
                                   Escrow Agent